SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the
                   Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or
    Section 240.14a-12

                            PLM INTERNATIONAL, INC.
                (Name of Registrant as Specified In Its Charter)

                                 STEPHEN PEARY
              Senior Vice President, Secretary and General Counsel
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       _______________________________________________________________
    2) Aggregate number of securities to which transaction applies:
       _______________________________________________________________
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11.
       _______________________________________________________________
    4) Proposed maximum aggregate value of transaction.
       _______________________________________________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
       _______________________________________________________________
    2) Form, Schedule or Registration Statement No.:
       _______________________________________________________________
    3) Filing Party:
       _______________________________________________________________
    4) Date Filed:
       _______________________________________________________________

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PLM LOGO

PLM INTERNATIONAL, INC.                                       (415) 974-1399
One Market                                                    (800) 227-0830
Steuart Street Tower, Suite 900                               (415) 882-0860 FAX
San Francisco, CA 94105-1301


                                                               November 22, 1994
Dear Stockholder:

   It is with great pleasure that the Directors and I invite you to attend a Special Meeting of Stockholders of PLM International, Inc. which will be held at 11:00 a.m. on December 20, 1994 at the World Trade Club, located in Room 300 in the Ferry Building, The Embarcadero, San Francisco, California.

   At the meeting, the stockholders will consider an amendment to the Certificate of Designations of Series A Preferred Stock to be adopted in connection with the proposed termination of the Company's Employee Stock Ownership Plan. The Notice of the Special Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be transacted at the meeting.

   WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE IN ORDER THAT AS MANY SHARES AS POSSIBLE MAY BE REPRESENTED AT THE MEETING. The vote of every stockholder is important and your cooperation in promptly returning your executed proxy will be appreciated. Each proxy is revocable and will not affect your right to vote in person in the event that you attend the meeting. Thank you for your continued support.

                                          Very truly yours,

                                          /s/ J. Alec Merriam

                                          J. ALEC MERRIAM
                                          Chairman of the Board



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                            PLM INTERNATIONAL, INC.
                                   One Market
                        Steuart Street Tower, Suite 900
                        San Francisco, California 94105

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                               November 22, 1994

   A Special Meeting of Stockholders of PLM International, Inc. will be held on Tuesday, December 20, 1994 at 11:00 a.m. (Pacific Time) in the World Trade Club located in Room 300 in the Ferry Building, The Embarcadero, San Francisco, California for the purpose of considering and voting upon:

         1. A proposal to amend the Certificate of Designations of Series A Preferred Stock to permit the Company to convert issued and outstanding shares of Series A Preferred Stock into Common Stock upon termination of the Company's Employee Stock Ownership Plan.

         2. Such other business as may properly come before the meeting or any adjournment thereof.

Stockholders of record on November 21, 1994 shall be entitled to notice of, and to vote at, the Special Meeting.

                                        By Order of the Board of Directors

                                        /S/ Stephen Peary

                                        STEPHEN PEARY
                                        Senior Vice President,
                                        Secretary and General Counsel

November 22, 1994
San Francisco, California

   YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON BY COMPLETING A BALLOT OR PROXY AT THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE SPECIAL MEETING.


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                            PLM INTERNATIONAL, INC.
                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                               November 22, 1994

   This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of PLM International, Inc. ("PLM International" or the "Company") of proxies to be voted at the Special Meeting of Stockholders to be held at 11:00 a.m. on December 20, 1994 at the World Trade Club in Room 300 in the Ferry Building, The Embarcadero, San Francisco, California, or any adjournment thereof (the "Special Meeting").

   The Notice of the Special Meeting, this Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about November 22, 1994. The costs of this proxy solicitation will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone, telegraph and advertisements. Proxies are expected to be solicited by directors, officers and regular employees of the Company. The directors, officers and employees who assist in the solicitation will not receive any additional compensation for such services and will perform such services in addition to their usual duties. The Company has retained MacKenzie Partners, Inc. to assist in the solicitation of proxies from brokers, nominees and individuals. MacKenzie Partners, Inc.'s estimated fee for this service is $5,000. Brokers and other nominees who hold stock of the Company will be asked to contact the beneficial owners of the shares which they hold.

         OUTSTANDING VOTING SECURITIES AND VOTE REQUIRED FOR APPROVAL

   The outstanding voting stock of the Company on November 21, 1994 consisted of 9,988,841 shares of Common Stock, par value $.01 per share ("Common Stock"), and 4,492,047 shares of Series A Cumulative Convertible Preferred Stock, par value $.01 per share ("Preferred Stock"). Each such share of Common Stock and Preferred Stock (collectively, the "Voting Stock") is entitled to one vote at the Special Meeting. Only stockholders whose names appeared on the books of the Company at the close of business on November 21, 1994 will be entitled to notice of and to vote at the Special Meeting or at any adjournment thereof.

   The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Voting Stock of the Company, and the holders of a majority of the outstanding shares of Preferred Stock of the Company as a class, is necessary to constitute a quorum at the Special Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Voting Stock and of the holders of two-thirds (66 2/3%) of the outstanding shares of Preferred Stock is required to approve the proposed amendment to the Certificate of Designations of Series A Preferred Stock.

   Voting at the Special Meeting will be tabulated by one or more inspectors of election appointed by the Company. Abstentions and votes withheld by brokers in the absence of instructions from street name holders as to Common Stock ("broker non-votes") will be included in the determination of shares present at the Special Meeting for purposes of determining a quorum but will not be counted towards the tabulation of votes cast on proposals submitted to stockholders. As a result, an abstention or broker non-votes as to Common Stock will have the effect of a "no vote" with regard to the proposed amendment to the Certificate of Designations of Series A Preferred Stock.

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                        VOTING AND REVOCATION OF PROXIES

HOLDERS OF COMMON STOCK

   All shares of Common Stock represented by proxies received, properly dated and executed, and not revoked will be voted at the Special Meeting in accordance with the instructions given on the card. If no instructions are given, the proxy will be voted FOR the amendment to the Certificate of Designations of Series A Preferred Stock. Any stockholder submitting a proxy may revoke it at any time before it is voted at the Special Meeting by notifying the Secretary of the Company in writing of such revocation, by properly executing and delivering to the Secretary of the Company a later-dated proxy, or by voting in person at the Special Meeting. The Board of Directors of the Company does not know of any other business to be brought at the Special Meeting, but it is intended that, as to any such other business, a vote will be cast pursuant to the proxy in accordance with the judgment of the persons named as proxies.

PARTICIPANTS IN EMPLOYEE STOCK OWNERSHIP PLAN

   Separate proxy cards are being transmitted to all persons who have shares of Preferred Stock allocated to their accounts as participants in the Company's Employee Stock Ownership Plan (the "ESOP"). These proxy cards appoint State Street Bank and Trust Company, which acts as Trustee for the ESOP, to vote the shares held for the accounts of the participants in the ESOP in accordance with the instructions noted thereon. In the event no proxy card is received from a participant or a proxy card is received without instructions, or in the event shares of Preferred Stock are not yet allocated to any participant's account, the Trustee will exercise its independent judgment in determining whether to vote these shares in the same proportion as the shares for which the Trustee has received instructions. Any ESOP participant who executes and delivers a proxy to the Trustee may revoke it at any time before it is voted at the Special Meeting by notifying the Trustee in writing of such revocation or by properly executing and delivering to the Trustee a later-dated proxy. Under the terms of the ESOP, only the Trustee can vote the shares allocated to the accounts of participants, even if such participants attend the Special Meeting in person.

               AMENDMENT OF THE CERTIFICATE OF DESIGNATIONS OF
                            SERIES A PREFERRED STOCK

DESCRIPTION OF THE PROPOSED AMENDMENT

   On September 30, 1994, the Board of Directors unanimously approved, and voted to recommend that the Company's common and preferred stockholders approve, a proposed amendment to Section 5 of the Certificate of Designations of Series A Preferred Stock (the "Certificate of Designations") which would entitle the Company, at its option exercised concurrent with or at any time following termination of the ESOP, to cause any or all of the issued and outstanding shares of Preferred Stock to be converted into Common Stock on the terms and at the conversion rate otherwise provided in the Certificate of Designations. This right to convert shares of Preferred Stock into Common Stock would be in addition to, and not in lieu of, the existing provisions of the Certificate of Designations which provide for the automatic conversion of Preferred Stock into Common Stock upon transfers or distributions of shares to persons other than the ESOP Trustee or to the trustee of another qualified plan of the Company. See "Background of the Proposed Amendment" and "Purpose and Effect of Proposed Amendment."

   The Company has announced its intention to terminate the ESOP. See "Background of the Proposed Amendment--Termination of the ESOP." As more fully discussed below, if the stockholders approve the proposed amendment to the Certificate of Designations, it is the Company's intent to cause all allocated shares of Preferred Stock to be converted into Common Stock upon termination of the Company's ESOP. The full text of the proposed amendment to Section 5 of the Certificate of Designations is set forth in Exhibit A hereto and the summary of the proposed amendment contained herein is qualified in its entirety by reference to Exhibit A.

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


BACKGROUND OF THE PROPOSED AMENDMENT

 The Preferred Stock

   On August 21, 1989, the Company issued 4,923,077 shares of Preferred Stock to the ESOP for $13.00 per share. As of the record date for the Special Meeting, 4,492,047 of these shares remained issued and outstanding. Each share of Preferred Stock is entitled to receive a fixed annual dividend of $1.43 and is convertible at the option of the holder into and carries voting rights equivalent to one share of Common Stock (subject to adjustment). The Preferred Stock is redeemable at the option of the Company at anytime after August 21, 1992, at $14.43 per share, decreasing ratably to $13.00 per share at anytime after August 21, 1999. In addition, the Preferred Stock is redeemable by the Company at $13.00 per share, plus accrued but unpaid dividends, should the ESOP cease to be a "qualified plan" as defined in the Internal Revenue Code of 1986 (the "Code") or in the event of certain tax law changes.

     The voting rights, preferences and relative participating, optional and special rights of the Preferred Stock are set forth in the Certificate of Designations. Among other things, the Certificate of Designations provides that in the event of a transfer of any shares of Preferred Stock to any person other than a successor Trustee of the ESOP or to the trustee of another qualified plan sponsored by the Company, such transferred shares of Preferred Stock shall be automatically converted into Common Stock at a conversion rate (the "Conversion Rate") of one share of Common Stock for each share of Preferred Stock. The Conversion Rate is subject to adjustment in certain circumstances, including redemption of the Preferred Stock by the Company and merger, consolidation or recapitalization of the Company. There were distributions to participants of the ESOP of 509 shares of Preferred Stock in 1992; 5,381 shares in 1993; and 424,294 shares to date in 1994. In accordance with the terms of the Certificate of Designations, these shares were automatically converted into shares of Common Stock upon distribution.

 Termination of the ESOP

   The ESOP is a defined contribution plan which was established to invest primarily in qualified employer securities issued by the Company. On August 21, 1989, the Company borrowed $63,654,994 from a group of banks to finance the ESOP. The Company immediately reloaned that amount to the ESOP and made an initial contribution to the ESOP of $345,007. The ESOP then utilized the foregoing amount of $64,000,001 to purchase 4,923,077 shares of the Company's newly issued Preferred Stock. All of those shares were initially held in a pledge account (the "Loan Suspense Account") and a pro rata portion has been released from the Loan Suspense Account for allocation to participants as payments were made on the ESOP's indebtedness to the Company. As a condition to their loans to the Company, the banks required the Company to provide security for the loans, which security, except for a short period in 1990, took the form of cash (or cash equivalents) deposited in a collateral account maintained by one of the banks. This collateral is referred to as the "restricted cash collateral." Except for the form of the collateral, the terms of the loans from the banks to the Company and from the Company to the ESOP have substantially identical terms and substantially identical principal balances.

   The ESOP received a determination letter from the Internal Revenue Service which states that the ESOP (and the related trust) are exempt from Federal income taxation under section 401(a) of the Code and qualify as an employer stock ownership plan under section 4975(e)(7) of the Code. Under the terms of the ESOP, all employees of the Company and its participating subsidiaries who are United States citizens are eligible to participate in the ESOP after the satisfaction of certain age and service requirements. Under the terms of the ESOP, the Company retained the right to terminate the ESOP at any time.

   The Company's Board of Directors has announced its intention to terminate the ESOP. The Board's decision was based on several factors. First, the Company anticipated that the restricted cash collateral initially required as part of the ESOP financing described above could ultimately be fully accessed for use in the Company's business. Instead, however, the banks required that all such amounts be held in a collateral account which could only be invested in certificates of deposit and similar low yielding investments. The ESOP financing arrangement has for that reason continuously reduced corporate earnings and growth. Second, employees have generally been dissatisfied with the ESOP as a vehicle for retirement planning. An employee stock ownership plan like the ESOP generally provides an undiversified investment, and the annual allocation of an increased number of shares to participants has unfortunately been matched by a decline in the value of the Company's outstanding Common Stock. Further, a recent valuation of the Preferred Stock of $4.20 per

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share means new participants in the ESOP will not receive  ordinary  allocations of stock to their accounts since the dividend replacement obligation will cause all ordinary allocations (other than forfeiture allocations) to go to the accounts of existing and former participants. The Company's Board of Directors determined to terminate the ESOP because it was satisfying neither the Company's nor the participants' expectations and could not be expected to do so in the foreseeable future. Termination of the ESOP is contingent on, among other things, the receipt of a favorable IRS determination letter as to the qualified status of the ESOP as of the date of termination. At November 21, 1994, the assets of the ESOP consisted of 4,492,047 shares of Preferred Stock. Upon ESOP termination, each share of Preferred Stock held by the ESOP which has been allocated to ESOP participants will become 100% vested. Under the Certificate of Designations as presently in effect, upon distribution of such allocated shares to persons other than the trustee of the Company's profit sharing plan, each allocated share will automatically convert to one share of Common Stock. If the
proposed   amendment   to   the   Certificate   of   Designations  is  approved,
distributions of Preferred Stock to the trustee of the Company's profit sharing plan will also be converted into Common Stock. See "Purpose and Effect of Proposed Amendment."

     Assuming termination of the ESOP on or about December 31, 1994, it is estimated that approximately 2,000,000 common shares will be distributed to (or to the accounts of) a total of approximately 315 ESOP participants, including up to 409,428 shares distributed immediately prior to the date of this Proxy Statement to participants who are no longer employees of the Company. Shares of Preferred Stock held by the ESOP which have not been allocated to participants' accounts at the date of termination (i.e. approximately 2,900,000 shares assuming termination on or about December 31, 1994) will be surrendered in exchange for the cancellation of all indebtedness of the ESOP then owing to the Company plus a Company contribution to the ESOP of $100,000. The unpaid principal balance of such indebtedness to the Company is currently in excess of the price ($13.72 per share) at which those shares may be called for redemption. In addition, the corresponding bank indebtedness of the Company related to the ESOP will be repaid using restricted cash collateral. As of September 30, 1994, the principal amount of this indebtedness was $47,300,000 and it was fully secured by restricted cash collateral. Depending on prevailing interest rates at the time of termination, gain or loss may be recognized on the liquidation of the collateral to be used to repay this indebtedness.

     Termination of the ESOP and the related ESOP loan will eliminate payment by the Company of the annual dividend on the Preferred Stock now held by the ESOP. For the year ended December 31, 1993, the aggregate pretax amount of this dividend was $7,030,000. Approximately $2,700,000 of previously paid, unamortized ESOP loan fees and other costs have been charged to earnings for the period ended September 30, 1994, which will result in a like reduction in shareholders' equity.

   Further, as a result of the ESOP termination, the cost recorded for previously allocated ESOP shares will be adjusted as required by current accounting principles. The impact of this change in accounting for allocated shares will be reflected as a reduction to income to common shareholders of approximately $5,500,000 and will result in a corresponding increase to additional paid in capital. The Company's total stockholders' equity will not be
impacted  by  this  accounting  charge  for  the  allocated   shares.

 Proposed Termination of the 401-K Plan

     In February 1988, the Company adopted the PLM International Employers Profit Sharing and Tax Advantaged Savings Plan (the "401-K Plan"). The 401-K Plan is a defined contribution plan which has received a favorable determination letter from the Internal Revenue Service. Employer contributions to the 401-K Plan are discretionary and no employer contribution has been made to the 401-K Plan since 1989. Employees are permitted elective deferrals of up to 16 percent of their compensation to the 401-K Plan, subject to various dollar limitations. All elective deferrals are 100 percent vested.

   Under applicable terms of the ESOP, upon its termination, participants will have their vested account balances distributed to their accounts in the 401-K Plan or, if they so elect, participants may receive a direct distribution of their allocated shares or a direct transfer of their allocated shares to eligible rollover accounts. Because the 401-K Plan is a qualified plan, under the present terms of the Certificate of Designations, shares of Preferred Stock distributed to the 401-K Plan would not convert to Common Stock but would instead continue to be held as Preferred Stock by the trustee of the 401-K Plan. Assuming termination of the ESOP on or about December 31, 1994, and assuming an estimated 1,600,000 allocated shares of Preferred Stock are transferred to the 401-K Plan, the Company would continue to accrue as a Preferred Stock dividend an
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

approximate $2,288,000 unreimbursed cash obligation each year. Among other things, this would substantially reduce the benefits sought to be achieved by the Company from a termination of the ESOP.

   As a result, the Board of Directors has proposed the amendment to the Certificate of Designations in order to permit shares of Preferred Stock distributed to the 401-K Plan upon termination of the ESOP to be converted into Common Stock. If such amendment is not approved at the Special Meeting, the Board of Directors intends to terminate the 401-K Plan prior to or concurrent with the termination of the ESOP. Upon termination, all vested account balances would be distributed to participants, who may generally rollover all or a portion of the distribution to an IRA or a tax-qualified plan within 60 days of the participants' receipt of the distribution. Any amounts rolled over would not be subject to federal income taxation until subsequently distributed from the recipient qualified plan or IRA.

   Termination of the 401-K Plan would not have any material effect on the financial condition or results of operation of the Company. Upon termination, employees who have outstanding loans from their 401-K Plan accounts would be required to repay those loans prior to termination (or otherwise rollover sufficient funds to an eligible rollover account) or the unpaid balances will be treated as taxable distributions from the 401-K Plan generally, subject to early withdrawal penalties. In addition, in order to comply with "safe harbor" rules promulgated by the Treasury Department, following termination of the 401-K Plan, a period of 12 months must elapse before a replacement Section 401-K plan may be established for employees.

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

 General

   If the amendment to the Certificate of Designations is passed, the Company, upon termination of the ESOP, would cause all of the issued and outstanding shares of Preferred Stock to be converted into Common Stock on the terms and at the Conversion Rate otherwise provided in the Certificate of Designations. In such event, it is expected that the 401-K Plan would not be terminated as discussed above. As a result, all shares allocated to the accounts of ESOP participants will be transferred to their respective 401(k) plan accounts, unless the individual participants elect to receive a direct distribution of Common Stock or a direct distribution to an eligible rollover account.

 Certain Effects of the Proposed Amendment

   As discussed above, the Certificate of Designations presently provides for the automatic conversion of shares of Preferred Stock into Common Stock upon termination of the ESOP and distribution of shares to participants rather than the 401-K Plan. The effect of the proposed amendment, upon termination of the ESOP, is to permit the Company to cause shares of Preferred Stock to also be converted into Common Stock upon distribution to the 401-K Plan. If the amendment is not adopted, the Company would still be in a position to cause all of the allocated shares of Preferred Stock to be converted into Common Stock upon termination of the ESOP, but it would be necessary to terminate the 401-K Plan in conjunction with the termination of the ESOP. The following is a general description of certain differences in the rights, preferences and privileges of the Company's Preferred Stock and Common Stock:

 Common Stock

   Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders, including the election of directors. Subject to the rights of holders of Preferred Stock, holders of Common Stock are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive pro rata all assets remaining available for distribution to stockholders after payment of all creditors and liquidation preferences of any outstanding Preferred Stock. The Common Stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect thereto.

 Preferred Stock

   As discussed above, Preferred Stock is currently convertible into and carries voting rights equivalent to one share of Common Stock. Each share of Preferred Stock is entitled to receive a fixed annual dividend of $1.43 per share and is redeemable at the option of the Company at $14.43 per share, decreasing ratably to $13.00

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

per share at any time after August 21, 1999. Upon liquidation of the Company, the holders of Preferred Stock are entitled to receive liquidating distributions of $13.00 per share, plus all accrued but unpaid dividends to the date of distribution, before any amounts are distributed to holders of Common Stock. Each share of Preferred Stock automatically converts into one share of Common Stock upon transfer to any person other than a successor Trustee of the ESOP or to the trustee of another qualified plan of the Company.

RECOMMENDATION OF THE BOARD OF DIRECTORS

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO AMEND SECTION 5 OF THE CERTIFICATE OF DESIGNATIONS TO PERMIT THE COMPANY TO CONVERT ISSUED AND OUTSTANDING SHARES OF SERIES A PREFERRED STOCK INTO COMMON STOCK UPON TERMINATION OF THE ESOP.

                                 OTHER BUSINESS

   The Board of Directors of the Company does not intend to present any other items of business at the Special Meeting. The Board of Directors knows of no other items that are likely to be brought before the meeting except those set forth in the foregoing Notice of Special Meeting of Stockholders.

                             STOCKHOLDER PROPOSALS

   As described in the Company's proxy statement relating to its 1994 Annual Meeting of Stockholders, stockholder proposals for inclusion in the Company's proxy statement and form of proxy relating to its 1995 Annual Meeting of Stockholders must be received by the Company no later than December 23, 1994 and must satisfy the conditions established by the Commission for stockholder proposals to be included in the Company's proxy statement for that meeting.

                                  By Order of the Board of Directors

                                  /s/ Stephen Peary

                                  STEPHEN PEARY
                                  Senior Vice President,
                                  Secretary and General Counsel

San Francisco, California
November 22, 1994

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

                                   EXHIBIT A

IF THE STOCKHOLDERS APPROVE THE PROPOSED AMENDMENT, SECTION 5 OF THE CERTIFICATE OF DESIGNATIONS WOULD BE AMENDED AS FOLLOWS:

   (1) Amend paragraph (A) of Section 5 of the Certificate of Designations by adding a new subparagraph (A) (3) to Section 5, which subparagraph shall read as follows:

         (3) In the event that the PLM International, Inc. Employee Stock Ownership Plan, as the same may be amended, or any successor plan (the "Plan") is terminated, the Company shall be entitled, at its option and in its sole discretion, concurrent with or at any time following termination of the Plan, to cause any or all of the issued and outstanding shares of Series A Preferred Stock to be converted into Common Stock, on the terms otherwise provided herein for the conversion of shares of Common Stock. Shares of Series A Preferred Stock that are converted at the option of the Company pursuant to this subsection shall be converted into the number of shares of Common Stock that is equal to the number of shares of Series A Preferred Stock converted multiplied by the Conversion Rate. In the event of conversion at the option of the Company, the Conversion Rate shall be the Conversion Rate existing on the date that notice of conversion is sent to the holders of Series A Preferred Stock.

   (2) Amend paragraph (B) of Section 5 of the Certificate of Designations by designating the present paragraph (B) as subparagraph (B) (1) and by adding a new subparagraph (B) (2), which subparagraph shall read as follows:

         (2) In the event of conversion at the option of the Company, the Board of Directors shall fix the date upon which the conversion of shares of Series A Preferred Stock into shares of Common Stock will be effective, and unless otherwise required by law, notice of conversion shall be sent to the holders of Series A Preferred Stock at the address shown on the books of the Company by first-class mail, postage prepaid, mailed not less than ten (10), nor more than sixty (60) days prior to the effective date of conversion as fixed by the Board of Directors. Each such notice shall state: (i) the effective date of conversion; (ii) the total number of shares of Series A Preferred Stock to be converted and, if fewer than all shares held by such holder are to be converted, the number of shares held by such holder to be converted; (iii) the Conversion Rate and number of shares of Common Stock issuable upon conversion of Series A Preferred Stock on the date such notice is sent; (iv) the place where certificates for such shares of Series A Preferred Stock are to be surrendered; and (v) that dividends on the shares to be converted will cease to accrue on the effective date of conversion. On or before the effective date of conversion, the holders of the shares of Series A Preferred Stock to be converted shall surrender the certificate or certificates representing the shares of Series A Preferred Stock being converted, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the place where certificates for such shares are to be surrendered, as set forth in the notice of conversion, accompanied by a notice to the Company setting forth the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

   (3) Amend paragraph (D) of Section 5 of the Certificate of Designations by adding as the second sentence of such paragraph (D) the following:

         In the event of conversion at the option of the Company, the conversion of shares of Series A Preferred Stock into shares of Common Stock shall be effective as of the date fixed by the Board of Directors as the effective date of conversion, regardless of whether the certificate or certificates representing any of such shares of Series A Preferred Stock have been surrendered to the Company for cancellation on or prior to that date, and as of the effective date of the conversion, the holders of the Series A Preferred Stock so converted shall not have any of the voting powers, preferences, and relative, participating, optional, or special rights of a holder of shares of Series A Preferred Stock but, rather, shall have only the powers and rights pertaining to the shares of Common Stock into which such shares of Series A Preferred Stock shall be converted.

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